UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2009 (February 11, 2009)

TRI-ISTHMUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9663 Santa Monica Boulevard, #959 Beverly Hills, California	90210-4303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 860-2501

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 11, 2009, Tri-Isthmus Group, Inc. (“Registrant”) closed a transaction in which the Registrant entered into the following two promissory notes, each dated as of February 6, 2009: (i) a convertible promissory note with SMP Investments, LLC, a Michigan limited liability company (“SMP”), in the principal amount of $500,000.00 (the “SMP Note”), a form of which is attached hereto as Exhibit 10.1; and (ii) a convertible promissory note with Anthony J. Ciabattoni, Trustee of the Ciabattoni Living Trust, dated August 17, 2000 (“Ciabattoni”), in the principal amount of $1,000,000.00 (the “Ciabattoni Note”) (collectively, the “Notes”), a form of which is attached hereto as Exhibit 10.2. SMP and Ciabattoni are each a “Holder” and are collectively referred to herein as the “Holders.”

Each Note becomes due and payable on November 6, 2009 (the “Maturity Date”); provided however, that the term of each of the Notes may be extended for an additional three months at the Registrant’s discretion. In the event the Registrant exercises this option, it will be required to issue warrants to the Holders to purchase shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), as follows: (i) SMP — 125,000 shares at a price of $0.50 per share, and 83,333 shares at a price of $0.75 per share; (ii) Ciabattoni — 250,000 shares at a price of $0.50 per share, and 166,667 shares at a price of $0.75 per share. Forms of the extension warrants are attached as Exhibits A and B to the SMP Note and Ciabattoni Note. On the Maturity Date, Registrant will pay the unpaid principal of each Note, together with accrued and unpaid interest of 16% per annum.

The Notes include a conversion feature allowing each Holder to convert all or any portion of the entire unpaid principal and any unpaid accrued interest at the date upon which the conversion is to be effected into a number of shares of Common Stock, determined by dividing the sum of the unpaid principal and unpaid accrued interest at the conversion date by the conversion price in effect at the conversion date. The initial conversion price is $0.625, which price is adjustable as set forth in the Notes.

The Notes include a provision granting the Holders, to the extent the Holders holding notes representing a majority of the aggregate outstanding principal amount of the Notes agree, demand registration rights with respect to the resale of the shares issuable upon conversion of the Notes, which rights vest thirty six (36) months after the date of issuance of the Notes.

The foregoing descriptions of the SMP Note and the Ciabattoni Note do not purport to be complete and are qualified in their entirety by reference to the full texts of such agreements, forms of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference thereto.

Item 3.02: Unregistered Sales of Equity Securities.

On February 11, 2009, in connection with the issuance of the Notes discussed above, the Registrant issued four warrants to the Holders as follows: (i) Warrant No. 108, a form of which is attached hereto as Exhibit 10.3, issued to SMP for the purchase of up to 375,000 shares of Common Stock at an initial exercise price of $0.50 per share and exercisable for a period of three years from the date of issuance (“Warrant 108”); (ii) Warrant No. 109, a form of which is attached hereto as Exhibit 10.4, issued to SMP for the purchase of up to 250,000 shares of Common Stock at an initial exercise price of $0.75 per share and exercisable for a period of three years from the date of issuance (“Warrant 109,” and together with Warrant 108, the “SMP Warrants”); (iii) Warrant No. 110, a form of which is attached hereto as Exhibit 10.5, issued to Ciabattoni for the purchase of up to 750,000 shares of Common Stock at an initial exercise price of $0.50 per share and exercisable for a period of three years from the date of issuance (“Warrant 110”); and (iv) Warrant No. 111, a form of which is attached hereto as Exhibit 10.6, issued to Ciabattoni for the purchase of up to 500,000 shares of Common Stock at an initial exercise price of $0.75 per share and exercisable for a period of three years from the date of issuance (“Warrant 111,” and together with Warrant 110, the “Ciabattoni Warrants”).

The SMP Warrants and Ciabattoni Warrants are exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Exchange Act of 1933, as amended, (the “1933 Act”) because the offering satisfies the terms and conditions of Rules 501 and 502 of Regulation D promulgated under the 1933 Act, there are no more than 35 purchasers of securities under this offering, and each Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Convertible Promissory Note Issued in Favor of SMP Investments I, LLC
10.2	Form of Convertible Promissory Note Issued in Favor of Anthony J. Ciabattoni, Trustee of the Ciabattoni Living Trust dated August 17, 2000
10.3	Form of Warrant No. 108
10.4	Form of Warrant No. 109
10.5	Form of Warrant No. 110
10.6	Form of Warrant No. 111

Exhibit Index

Exhibit No.	Description
10.1	Form of Convertible Promissory Note Issued in Favor of SMP Investments I, LLC
10.2	Form of Convertible Promissory Note Issued in Favor of Anthony J. Ciabattoni, Trustee of the Ciabattoni Living Trust dated August 17, 2000
10.3	Form of Warrant No. 108
10.4	Form of Warrant No. 109
10.5	Form of Warrant No. 110
10.6	Form of Warrant No. 111

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-ISTHMUS, INC.

Date: February 13, 2009

By: /s/ David Hirschorn
DAVID HIRSCHHORN,
Chief Executive Officer